Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD Class A	2097
	Class B	389
	Class C	-

72DD2	Class M	22
		Class Y	-

73A1	Class A	0.176750
	Class B	0.146294
	Class C	-

74A2	Class M	0.163063
	Class Y	-

74U1	Class A	10,795
	Class B	2,377
	Class C	-

74U2	Class M	134
	Class Y	-

74V1	Class A	9.33
	Class B	9.33
	Class C	-

74V2	Class M	9.35
	Class Y	-